Exhibit 23(a)(x) under N-1A
                                                   Exhibit 3(i) under 601/Reg SK


                          THE BILTMORE MUNICIPAL FUNDS

                                Amendment No. 10

                                     to the

                              DECLARATION OF TRUST

                              dated August 15, 1990

      Effective July 31, 1997:

    Strike Section 1 of Article I from the Declaration of Trust and substitute in its place the following:
    "SECTION 1. NAME.
     ---------------
    This Trust shall be known as THE WACHOVIA MUNICIPAL FUNDS."

    Strike section (b) of Section 2 of Article I from the Declaration of Trust and substitute in its place the following:
    "(b)  The "Trust" refers to THE WACHOVIA MUNICIPAL FUNDS."

    Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

    "Section 5. ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASS. Without limiting the authority of the Trustees set forth in Article XII, Section 8, INTER ALIA, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Wachovia Georgia Municipal Bond Fund
      Class A Shares
      Class B Shares
      Class Y Shares

Wachovia North Carolina Municipal Bond Fund
      Class A Shares
      Class B Shares
      Class Y Shares

Wachovia South Carolina Municipal Bond Fund
      Class A Shares
      Class B Shares

      Class Y Shares"

    Strike Section 9 of Article XII from the Declaration of Trust and substitute in its place the following:
    "SECTION 9.  USE OF NAME.
     -----------------------
         The Trust acknowledges that WACHOVIA CORPORATION has reserved the right to grant the non-exclusive use of the name "THE WACHOVIA MUNICIPAL FUNDS" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or any other business enterprise, and to withdraw from the Trust or one or more Series or Classes any right to the use of the name "THE WACHOVIA MUNICIPAL FUNDS"."

      The undersigned President and Secretary of The Biltmore Municipal Funds hereby certifies that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 5th day of June, 1997.

      WITNESS the due execution hereof this 5th day of June, 1997.

                                        /S/ JOHN W. MCGONIGLE
                                        --------------------------
                                        John W. McGonigle

                                    President

                                        /S/ PETER J. GERMAIN
                                        --------------------------
                                        Peter J. Germain

                                    Secretary